                                                                   EXHIBIT 21.01
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                          SUBSIDIARIES OF DSL.NET, INC.


DSLnet Communications Delaware, Inc., a Delaware corporation

DSLnet Communications, LLC, a Delaware limited liability company

DSLnet Communications Puerto Rico, Inc., a Delaware corporation

DSLnet Communications VA, Inc., a Virginia corporation

Tycho Networks, Inc., a Delaware corporation

Vector Internet Services, Inc., a Delaware corporation